                                                                 Exhibit 4(a)(1)
================================================================================





                    ICF KAISER INTERNATIONAL, INC., Issuer



                                      TO



                         THE BANK OF NEW YORK, Trustee




                                ---------------



                         First Supplemental Indenture

                         Dated as of February 17, 1995


                                ---------------



                    12% Senior Subordinated Notes due 2003






================================================================================

     THIS FIRST SUPPLEMENTAL INDENTURE dated as of February 17, 1995, is entered into by and between ICF KAISER INTERNATIONAL, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of January 11, 1994 (the "Indenture") for the purpose of issuing the Notes. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     WHEREAS, Section 10.02 of the Indenture provides that with the written consent of the Holders of at least a majority in principal amount of the then-outstanding Notes, the Company and the Trustee for the Notes may amend the Indenture (such amendment hereinafter referred to as a supplemental indenture).

     WHEREAS, the Company has obtained the written consent of the Holders of at least a majority of the outstanding Notes as of February 17, 1995, to amend
Section 5.06(b)(G) and Section 5.06(b)(H) of the Indenture, with such amendment to be effectuated by a supplemental indenture hereinafter referred to as the First Supplemental Indenture to the Indenture.

     WHEREAS, upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of the First Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company in the execution of the First Supplemental Indenture.

     WHEREAS, the Trustee has accepted the trusts created by First Supplemental Indenture and in evidence thereof has joined in the execution hereof.


     NOW, THEREFORE,

     This First Supplemental Indenture dated as of February 17, 1995, WITNESSETH, that, in consideration of the premises and of acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of one dollar to the Company duly paid by the Trustee at or before the execution and delivery of this First Supplemental Indenture, the receipt of which is hereby acknowledged, IT IS HEREBY COVENANTED AND AGREED, by and between the Company and the Trustee, as follows:

     1. Unless defined elsewhere herein, capitalized terms defined in the Indenture dated as of January 11, 1994, are used herein as therein defined.

     2. Section 5.06(b)(G) of the Indenture is hereby amended by inserting the following language after the second semi-colon and before the word "or":

          and provided, further, that prior to January 13, 1997, the Company shall not redeem any of the outstanding shares of the Company's Series 2D Senior Preferred Stock until the Company delivers to the Trustee an Officers' Certificate certifying that the Company's earnings before interest and taxes for the most recent twelve (12) month period calculated in accordance with generally accepted accounting principles equalled or exceeded $27 million. Nothing contained in this further proviso shall affect the Company's right to redeem the Series 2D Senior Preferred Stock no later than January 13, 1997;

As amended, Section 5.06(b)(G) of the Indenture shall read in its entirety as follows:

          (G) the Company from redeeming for cash all (but not less than all) of the outstanding shares of the Company's Series 2D Senior Preferred Stock; provided, however, that such redemption shall not be at a price in excess of the redemption price set forth in Section 17.01 of the Company's Amended and Restated Certificate of Incorporation in effect as of the date of this Indenture; and provided, further, that prior to January 13, 1997, the Company shall not redeem any of the outstanding shares of the Company's Series 2D Senior Preferred Stock until the Company delivers to the Trustee an Officers' Certificate certifying that the Company's earnings before interest and taxes for the most recent twelve (12) month period calculated in accordance with generally accepted accounting principles equalled or exceeded $27 million. Nothing contained in this further proviso shall affect the Company's right to redeem the Series 2D Senior Preferred Stock no later than January 13, 1997; or

     3. Section 5.06(b)(H) of the Indenture is hereby amended to increase from four (4) to six (6) the number of Series 2D Senior Preferred Stock regular quarterly dividend payments payable under the provisions of Section 5.06(b)(H) of the Indenture. In addition, Section 5.06(b)(H) is hereby amended to change the word "regularly" to "regular" in order to correct a typographical error that has been in the Indenture since January 11, 1994. As amended, Section 5.06(b)(H) of the Indenture shall read in its entirety as follows:

          (H) the Company from making (1) the final redemption payment, in an amount not to exceed $799,400, on the 700,000 outstanding shares of ICF Kaiser Engineers Group, Inc. Series 1 Redeemable Preferred Stock on September 30, 1994 or from paying on such date accumulated dividends on such shares in an amount not to exceed $47,950 or (2) payments of up to six regular quarterly dividends, each such quarterly dividend payment not to exceed $487,500 in the aggregate or $2,437.50 per share on the outstanding shares of the Company's Series 2D Senior Preferred Stock.

     4.   Miscellaneous

          (a) The Trustee accepts the trusts created by the Indenture, as amended and supplemented hereby, and agrees to perform the same upon the terms and conditions of the Indenture.

          (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

          (c) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective representations, warranties, covenants and agreements set forth in the Indenture.

          (d) All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

          (e) In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (f) Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          (g) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time (the "Act"), that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as to modified or excluded, as the case may be.

          (h) This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws provisions thereof.

          (i) All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and the Company and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of February 17, 1995.

                                       ICF KAISER INTERNATIONAL, INC.



                                       By: /s/Richard K. Nason
                                          -----------------------------------
                                       Name:  Richard K. Nason
                                       Title: Executive Vice President and
                                              Chief Financial Officer
[Seal}

ATTEST:

/s/Cynthia L. Hathaway
-----------------------------------
     Cynthia L. Hathaway
     Assistant Secretary


                                       THE BANK OF NEW YORK



                                       By: /s/Jim Leuzes
                                          -----------------------------------
                                       Title: Assistant Vice President

[Seal}

ATTEST:



/s/Marylou Miouin
-----------------------------------
Title:  Assistant Vice President